Exhibit 99.1

Richtech Robotics Joint Venture Partner Secures $4M Sales Agreement to Expand Reach in Asia’s AI Robotics Market

Agreement with Beijing Tongchuang Technology Development Co., Ltd. strengthens regional momentum through purchase, service, and licensing of flagship products

LAS VEGAS, June 30, 2025 (GLOBE NEWSWIRE) -- Richtech Robotics Inc. (Nasdaq: RR) (“Richtech Robotics” or the “Company”), a Nevada-based provider of AI-driven service robots, today announced the signing of a multi-million-dollar sales agreement with Beijing Tongchuang Technology Development Co., Ltd. by its Chinese joint venture, Boyu Artificial Intelligence Technology Co., Ltd.

The agreement, valued at over $4 million, includes the purchase, service, and software licensing of products from three of Richtech’s key product lines: ADAM, Scorpion, and Titan. The deal expands the company’s footprint in China and opens the door for additional potential opportunities across the Asian market. The agreement is expected to increase the company’s fourth quarter revenue as well as to drive recurring revenue moving forward.

“This agreement represents a major milestone in our international growth strategy,” said Matt Casella, President of Richtech Robotics. “We’re excited to offer our AI-driven solutions to more businesses across Asia, with the aim of helping them enhance operational efficiency and customer experiences through next-generation robotics.”

This partnership builds on Richtech Robotics’ commitment to global expansion, offering advanced service robot solutions tailored to high-demand sectors such as hospitality, retail, manufacturing, and healthcare.

Richtech Robotics has deployed over 400 robot solutions across the U.S. including in restaurants, retail stores, hotels, healthcare facilities, casinos, senior living homes, and factories. Current clients include, Texas Rangers’ Globe Life Field, Golden Corral, Hilton, Sodexo, Boyd Gaming, and more.

About Richtech Robotics

Richtech Robotics is a provider of collaborative robotic solutions specializing in the service industry, including the hospitality and healthcare sectors. Our mission is to transform the service industry through collaborative robotic solutions that enhance the customer experience and empower businesses to achieve more. By seamlessly integrating cutting-edge automation, we aspire to create a landscape of enhanced interactions, efficiency, and innovation, propelling organizations toward unparalleled levels of excellence and satisfaction. Learn more at www.RichtechRobotics.com and connect with us on X (Twitter), LinkedIn, and YouTube.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the successful implementation of the terms of the sales agreement, the expected impact of such sales on Richtech Robotics’ future revenue, and the of the success of Richtech Robotics’ international expansion strategy.

These forward-looking statements are based on Richtech Robotics’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements include, among others, risks and uncertainties related to the ability of each party to carry out its respective obligations under the sales agreement, performance of Richtech Robotics’ products, industry and general economic and market conditions. Investors should read the risk factors set forth in Richtech Robotics’ Annual Report on Form 10-K, filed with the SEC on January 14, 2025, as amended on February 7, 2025 and March 4, 2025 and other public filings with the SEC. All of Richtech Robotics’ forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof. New risks and uncertainties arise over time, and it is not possible for Richtech Robotics to predict those events or how they may affect Richtech Robotics. If a change to the events and circumstances reflected in Richtech Robotics’ forward-looking statements occurs, Richtech Robotics’ business, financial condition and operating results may vary materially from those expressed in Richtech Robotics’ forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and Richtech Robotics assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:
CORE IR
Matt Blazei
ir@richtechrobotics.com

Media:
Timothy Tanksley
Director of Marketing
Richtech Robotics, Inc
press@richtechrobotics.com
702-534-0050